SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On February 19, 2018, our board of directors ratified and approved new Employment Agreements for each of our executive officers: (i) Michael Welch, President and Chief Executive Officer, (ii) Jens Mielke, Chief Financial Officer, (iii) Charles Smith, Chief Operating Officer, (iv) David Seeberger, Vice President and General Counsel, and (v) John Blackington, our newly-appointed Chief Commercialization Officer. The material terms of the new employment agreements are as follows:

Welch

Mr. Welch shall receive a base salary of $150,000 per year, with bonuses to be awarded in the discretion of the board. Twenty percent (20%) of the base salary shall be paid in common stock, to be issued quarterly and valued at the average market price for our common stock during the applicable quarter. The stock component will revert to cash when the Chief Executive Officer determines that the Company is able to generate sufficient cash from operations or funding sources to cover all Company general and administrative expenses, including Executive’s Base Salary. The agreement runs for a term of three (3) years, with annual renewals thereafter.

Mielke

Mr. Mielke shall receive a base salary of $140,000 per year, with bonuses to be awarded in the discretion of the board. Twenty percent (20%) of the base salary shall be paid in common stock, to be issued quarterly and valued at the average market price for our common stock during the applicable quarter. The stock component will revert to cash when the Chief Executive Officer determines that the Company is able to generate sufficient cash from operations or funding sources to cover all Company general and administrative expenses, including Executive’s Base Salary. The agreement runs for a term of three (3) years, with annual renewals thereafter.

Smith

Mr. Smith shall receive a base salary of $120,000 per year, with bonuses to be awarded in the discretion of the board. Twenty percent (20%) of the base salary shall be paid in common stock, to be issued quarterly and valued at the average market price for our common stock during the applicable quarter. The stock component will revert to cash when the Chief Executive Officer determines that the Company is able to generate sufficient cash from operations or funding sources to cover all Company general and administrative expenses, including Executive’s Base Salary. The agreement runs for a term of three (3) years, with annual renewals thereafter.

Seeberger

Mr. Seeberger shall receive a base salary of $120,000 per year, with bonuses to be awarded in the discretion of the board. Twenty percent (20%) of the base salary shall be paid in common stock, to be issued quarterly and valued at the average market price for our common stock during the applicable quarter. The stock component will revert to cash when the Chief Executive Officer determines that the Company is able to generate sufficient cash from operations or funding sources to cover all Company general and administrative expenses, including Executive’s Base Salary. The agreement runs for a term of three (3) years, with annual renewals thereafter.

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Blackington

Mr. Blackington shall receive a base salary of $140,000 per year, with bonuses to be awarded in the amount of up to 30% of the base salary, contingent on performance metrics to be determined. The agreement runs for a term of five (5) years, with annual renewals thereafter. In addition, Mr. Blackington was awarded options to purchase up to 7,000,000 shares of our common stock at a price of $0.003 per share. On January 24, 2017, Mr. Blackington made a cashless exercise of options to purchase 7,000,000 shares of common stock at an exercise price of $0.003 per share. After deduction of 1,510,791 shares for payment of the purchase price, a net 5,489,209 shares of common stock were issued to him.

The foregoing descriptions of the Employment Agreements are not complete and are qualified by reference to the full text of the documents, copies of which are filed as Exhibits to this Form 8-K and are incorporated by reference herein.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2018, our board of directors confirmed the appointment John Blackington as our Chief Commercialization Officer. Mr. Blackington joined the Company in late 2017, and directs the Company’s commercialization strategy including product development, marketing, sales, customer service and potential acquisitions/partnerships to drive business growth, market share, and shareholder value. Mr. Blackington has over thirty years of experience, both as the owner of his own company and as a senior executive for several leading food and beverage companies, including The Coca-Cola Company (Coca-Cola). Mr. Blackington was VP of Sales and Marketing for the Western Region of the U.S. for Coca-Cola, with revenues of in excess of $1 billion. Mr. Blackington worked with major retailers and distributors across the U.S.

In 2001, Mr. Blackington formed one of the leading beverage/food consulting groups in the U.S., GBS Growth Partners. As Managing Partner of GBS, he led the development of cutting-edge commercialization strategies for many successful companies, including Bolthouse Farms, Celsius, Solent, and BYB Brands, now owned by Coca-Cola. GBS strategies are known for their focus on consumers and building loyal daily brand users.

Mr. Blackington has jump-started a number of successful new brands in critical areas ranging from building sales and distribution systems, expanding retail availability, developing equity strategies, and strategic partnerships and acquisitions. He created the “Smart Equity Project”, an initiative of linking early stage companies with major industry players, bringing critical growth resources to promising brands, and needed growth diversification to large companies.

Mr. Blackington received his BS and MBA from the Wharton School of Business at the University of Pennsylvania.

Mr. Blackington has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. The terms of his compensation are as set forth in Item 1.01, above.

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SECTION 8 – Other Events

Item 8.01 Other Events

In connection with their new employment contracts, each of our executive officers named above executed an acknowledgement of our Code of Conduct and our Insider Trading Policy. These documents are furnished herewith as Exhibits 14.1 and 14.2, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Michael Welch
10.2	Employment Agreement with Jens Mielke
10.3	Employment Agreement with Charles Smith
10.4	Employment Agreement with David Seeberger
10.5	Employment Agreement with John Blackington
14.1	Code of Conduct
14.2	Insider Trading Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: February 23, 2018

By: /s/ Michael Welch

Michael R. Welch

President and Chief Executive Officer

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